Exhibit 10.2

Share Transfer Agreement

Party A (The Assignee): GuoEnLi, ID Number: 610431196511030514
Party B (The Assignor): Well Best International Investment Limited

According to the China Company Law, the Party A and Party B agrees to the below,

1.	Party B agrees to transfer the entire shareholdings in Taizhou Ionix Technology Company Limited to Party A (Mr. GuoEn Li).
2.	The consideration of the transfer is agreed at Chinese Yuan ¥ 30,000. (The amounts need to be transfer three working days after signing of the agreement.)
3.	After the effectiveness of this share transfer agreement, Party A will be responsible for all the foreign economic contracts, business, credit, debt (but not limited to any mortgages, encumbrances, liens and other security rights) relating to Taizhou Ionix Technology Company Limited. Party B shall not bear all the legal responsibility and economic disputes and the consequences arising therefrom.
4.	Party B should be in full cooperation in carrying out the transfer legal tile until the end of the completed transfer process.
5.	Mutual agreement on the transfer date: before August 19, 2016.

Party A (The Assignee): GuoEnLi	Party B (The Assignor):Well Best
International Investment Limited

Signature: /s/ GuoEn Li	Signature: /s/ QingChun Yang
Date: August 19, 2016.	Date: August 19, 2016.